As of March 31, 2017

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Power of Attorney

Ladies and Gentlemen:

The undersigned hereby authorizes each of William L. Horton, Jr.,

Beth A. Sasfai, Mary Louise Weber and Veronica C. Glennon to execute and file, on behalf of the undersigned, any and all reports

regarding transactions in the equity securities of Verizon

Communications Inc. pursuant to Section 16 of the Securities

Exchange Act of 1934, as amended.  This authority will

remain in full force and effect until further written

notice.

            /s/ Hans Erik Vestberg

             _____________________________

        Hans Erik Vestberg